UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2012, the stockholders of Oconee Federal Financial Corp. (the “Company”) approved the Oconee Federal Financial Corp. 2012 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based and other incentive awards to officers, employees and directors of the Company. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on February 23, 2012.  A copy of the Plan is filed as Exhibit 10.1 hereto.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 5, 2012, the Company held a Special Meeting of Stockholders.  At the Special Meeting, stockholders considered the approval of the Plan.  Approval of the Plan required the affirmative vote of (i) a majority of the shares represented in person or by proxy at the Special Meeting and entitled to be voted at the Special Meeting, and (ii) a majority of the votes cast at the Special Meeting, in person or by proxy, by stockholders other than the Company’s mutual holding company, Oconee Federal, MHC. A breakdown of the votes cast is set forth below.

1.                                       Approval of the Oconee Federal Financial Corp. 2012 Equity Incentive Plan.

VOTE TOTALS INCLUDING VOTES CAST BY OCONEE FEDERAL, MHC:

For	Against	Abstain	Broker non-votes
5,783,563	41,500	2,065	0

VOTE TOTALS EXCLUDING VOTES CAST BY OCONEE FEDERAL, MHC:

For	Against	Abstain	Broker non-votes
1,656,093	41,500	2,065	0

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1

Oconee Federal Financial Corp. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on February 23, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: April 11, 2011	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer (Duly Authorized Representative)